UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

Bitcoin Depot Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 Dunwoody Place

Sandy Springs, GA 30350

(Address of principal executive offices)

(678) 435-9604

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On March 19, 2026, Scott Buchanan resigned from his role as Chief Executive Officer of Bitcoin Depot Inc. (the “Company”) and as a member of the Company’s Board of Directors (the “Board”), effective March 23, 2026. Mr. Buchanan’s resignation was not due a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective as of Mr. Buchanan’s resignation from the Board, the Board reduced its size to six members.

Resignation of Executive Chairman

On March 23, 2026, Brandon Mintz resigned from his role as Executive Chairman of the Board, effective immediately. Mr. Mintz will continue to serve as a member of the Board and is expected to continue as an advisor to the Chief Executive Officer of the Company.

Mr. Mintz’s compensation arrangement will be disclosed in a subsequent filing once finalized and approved by the Board.

Appointment of Chief Executive Officer and Chairman of the Board

On March 23, 2026, the Board appointed Alex Holmes as Chief Executive Officer and Chairman of the Board, effective immediately. There are no arrangements or understandings between Mr. Holmes and any person pursuant to which Mr. Holmes was selected as an officer, and no family relationships exist between Mr. Holmes and any director or executive officer of the Company.

Alex Holmes, age 51, has served as a director on the Board of the Company since August 20, 2025. He currently serves on the board of United Texas Bank and as a Strategic Advisor to web3 venture Orobit.ai and was previously the Executive Vice Chairman of United Texas Bank. In addition to the Company and United Texas Bank, Mr. Holmes has served since June 2025 on the board of Jingle Pay Group in Dubai and since January 2026 on the boards of the Algorand Foundation and Brightwell, LLC. From 2016 to 2024, Mr. Holmes was Chairman and CEO of MoneyGram International Inc., where he transformed the company into a global fintech powerhouse operating in over 200 countries and territories. Over his sixteen years at MoneyGram, he also held senior roles as CFO and COO, building a reputation for operational excellence, disciplined risk management and deep expertise in global regulatory compliance. During his tenure, he set new industry standards while driving innovation in cross-border payments. A pioneer in blockchain adoption, he led MoneyGram’s integration of stablecoins and distributed ledger technology, launched the MoneyGram Haas F1 Team sponsorship and oversaw the company’s $2 billion sale to Madison Dearborn Partners. Mr. Holmes holds both a BS in Accounting from the University of Colorado and an MS in Information Technology from the University of Colorado – Denver. He also serves on the non-profit board of Vogel Alcove and is a member of YPO Global One Chapter.

Mr. Holmes’s compensation arrangement will be disclosed in a subsequent filing once finalized and approved by the Board.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on March 24, 2026, announcing the resignation of Mr. Buchanan and the appointment of Mr. Holmes as Chief Executive Officer and Chairman of the Board, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Bitcoin Depot Inc., dated March 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitcoin Depot Inc.

Dated: March 24, 2026	By:	/s/ David Gray
	Name:	David Gray
	Title:	Chief Financial Officer